Exhibit 8.1
Significant Subsidiaries at February 27, 2026

Company	Country of registration	Main operations	Ownership share	Voting share
Flex LNG Management AS	Norway	Management services	100%	100%
Flex LNG Bermuda Management Limited	Bermuda	Management services	100%	100%
Flex LNG Management Limited	Isle of Man	Management services	100%	100%
Flex LNG UK Management Limited	United Kingdom	Management services	100%	100%
Flex LNG Fleet Limited	Bermuda	Holding company	100%	100%
Flex LNG Endeavour Limited	Marshall Islands	Shipping	100%	100%
Flex LNG Enterprise Limited	Marshall Islands	Shipping	100%	100%
Flex LNG Ranger Limited	Marshall Islands	Shipping	100%	100%
Flex LNG Rainbow Limited	Marshall Islands	Shipping	100%	100%
Flex LNG Constellation Limited	Marshall Islands	Shipping	100%	100%
Flex LNG Courageous Limited	Marshall Islands	Shipping	100%	100%
Flex LNG Aurora Limited	Marshall Islands	Shipping	100%	100%
Flex LNG Amber Limited	Marshall Islands	Shipping	100%	100%
Flex LNG Resolute Limited	Marshall Islands	Shipping	100%	100%
Flex LNG Reliance Limited	Marshall Islands	Shipping	100%	100%
Flex Freedom Limited	Marshall Islands	Shipping	100%	100%
Flex Vigilant Limited	Marshall Islands	Shipping	100%	100%
Flex Volunteer Limited	Marshall Islands	Shipping	100%	100%
Flex LNG Shipping (Bermuda) Limited	Bermuda	Shipping	100%	100%